UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2006

Emisphere Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-347-2220

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As Emisphere Technologies, Inc. (the "Company") did not comply with certain provisions of the Senior Secured Term Loan Agreement, dated as of September 26, 2005, between the Company and MHR Institutional Partners II A LP, as the original lender (with certain of its affiliated funds, "MHR") (the "Loan Agreement"), the Company requested, and on June 20, 2006 received, an executed waiver from MHR providing for a temporary waiver of such defaults, which were not payment related. Such waiver from MHR also provided for an extension of the required filing date of the registration statement on Form S-3 as required under the Registration Rights Agreement between the Company and MHR, dated September 26, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

June 21, 2006	By:	Noelle Whitehead

Name: Noelle Whitehead
Title: Chief Accounting Officer